THERAGENICS CORPORATION
                            5325 OAKBROOK PARKWAY
                           NORCROSS, GEORGIA 30093 PROXY - Annual Meeting of Stockholders - June 6, 1997.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  The undersigned hereby appoints Ms. M. Christine Jacobs and Mr. Bruce W. Smith, or either of them (the "Proxies"), as the undersigned's proxy or proxies, each with the power to appoint her/his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Theragenics Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 6, 1997, or any adjournment thereof.


1.ELECTION OF DIRECTORS.

  FOR all nominees listed below           WITHHOLD AUTHORITY
  (except as marked to the contrary)      to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

  CHARLES R. KLIMKOWSKI                   OTIS W. BRAWLEY, M.D.

2.PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON AS THE INDEPENDENT PUBLIC
  ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

  FOR                           AGAINST                       ABSTAIN

3.PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN.

  FOR                           AGAINST                       ABSTAIN

                         (CONTINUED ON REVERSE SIDE)

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4.PROPOSAL TO ADOPT THE COMPANY'S 1997 STOCK OPTION PLAN.

  FOR                           AGAINST                       ABSTAIN

5.In their discretion, the Proxies, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in favor of Charles R. Klimkowski and Otis W. Brawley M.D. for election as directors and FOR Proposals 2, 3 and 4.

                                             DATE______________________________

                                             ----------------------------------
                                             Signature
                                             ----------------------------------
                                             Signature, if held jointly

                                             Please sign exactly as your name or
                                             names  appear at left.  When shares
                                             are  held by  joint  tenants,  both
                                             should  sign.  If  signing  in  any
                                             fiduciary     or     representative
                                             capacity, give full title as such.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.